Exhibit 23.1

Ernst & Young LLP 1000, 440 2nd Ave SW Calgary, AB T2P 5E9	Tel: +1 403 206 5000 Fax: +1 403 290 4265 ey.com/ca

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the use of our reports dated February 17, 2016 with respect to the consolidated financial statements of TransAlta Corporation as at December 31, 2015 and 2014 and for each of the years in the three year period ended December 31, 2015, and internal control over financial reporting as of December 31, 2015 of TransAlta Corporation, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F) for 2015.

We also consent to the incorporation by reference in the following Registration Statements:

(1)      Registration Statement (Form S-8 No. 333-72454 and No. 333-101470) pertaining to TransAlta Corporation’s Share Option Plan

(2)      Registration Statement (Form F-10 No. 333-200773) pertaining to the registration of Debt and Equity Securities of TransAlta Corporation

of our reports dated February 17, 2016, with respect to the consolidated financial statements of TransAlta Corporation as at December 31, 2015 and 2014 and for each of the years in the three year period ended December 31, 2015, and internal control over financial reporting as of December 31, 2015 of TransAlta Corporation, included as an exhibit to or incorporated by reference in the Annual Report (Form 40-F) of TransAlta Corporation for the year ended December 31, 2015.

/s/Ernst & Young LLP
Calgary, Alberta	Chartered Professional Accountants
February 17, 2016

A member firm of Ernst & Young Global Limited